Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 6, 2023 (the “Effective Date”), among Orchard Therapeutics plc, a public limited company incorporated under the laws of England and Wales (the “Company”), and each purchaser identified on Exhibit A attached hereto (each a “Purchaser” and collectively the “Purchasers”).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

WHEREAS, each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) ordinary shares of the Company, nominal value £0.10 per share (the “Ordinary Shares”), (ii) non-voting ordinary shares of the Company, nominal value £0.10 per share, to be issued upon the Terms of Issue set forth in Exhibit B attached hereto (the “Non-Voting Ordinary Shares”), and (iii) warrants to purchase the Company’s Ordinary Shares and/or Non-Voting Ordinary Shares, as applicable, in the form attached hereto as Exhibit C (the “Warrants”).

WHEREAS, the Company has engaged Guggenheim Securities, LLC as its placement agent (the “Placement Agent”) for the offering of the Securities (as defined below).

WHEREAS, the Company has announced plans to change the ratio of its American Depositary Shares to Ordinary Shares (the “ADS Ratio”) from the current ratio of one (1) ADS to one (1) Ordinary Share to a new ADS Ratio of one (1) ADS to ten (10) Ordinary Shares (the “ADS Ratio Change”), which ADS Ratio Change is currently anticipated to become effective on or about the Initial Closing Date (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

1.    DEFINITIONS

1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“ADSs” means the Company’s American Depositary Shares, each representing (i) prior to the ADS Ratio Change, one (1) Ordinary Share and (ii) from and after the effective date of the ADS Ratio Change, ten (10) Ordinary Shares.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the Purchaser, (ii) any Person acting or who could be deemed to be acting as a group together with the Purchaser or any of the foregoing and (iii) any other Persons whose beneficial ownership of the Company’s Ordinary Shares would or could be aggregated with the Purchaser and the other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Purchaser and all other Attribution Parties to the Maximum Percentage.

“BLA Event” means (i) receipt of the Pre-BLA Meeting Minutes, which minutes do not expressly advise the Company not to proceed with a BLA Submission, and (ii) the Company’s public announcement of its intention to file a BLA Submission following the receipt of such minutes. For the avoidance of doubt, in the event the Pre-BLA Meeting Minutes reflect any disagreement or concern regarding any aspect of the Company’s proposed BLA Submission, or that certain aspects of the Company’s proposed BLA Submission will be review issues, that portion of the “BLA Event” criteria set forth in clause (i) in the immediately preceding sentence will be deemed to be satisfied unless the Pre-BLA Meeting Minutes expressly advise the Company not to proceed with a BLA Submission.

“BLA Submission” means submission to the FDA of the Company’s biologics license application with respect to OTL-200 for the treatment of metachromatic leukodystrophy. For clarity, in the event the Company elects to initiate a rolling biologics license application, “BLA Submission” shall be deemed to occur upon the Company’s initial submission of information to the FDA for such purpose.

“Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York or London, United Kingdom are authorized or required by law or regulation to close.

“Closing” means either the Initial Closing or Second Closing, as applicable.

“Deposit Agreement” means that certain Deposit agreement (the “Deposit Agreement”), dated as of November 2, 2018, as may be amended from time to time (including in connection with the ADS Ratio Change), among the Company, the Depositary, and the holders and beneficial owners from time to time of the ADSs.

“Depositary” means Citibank, N.A. as depositary under the Deposit Agreement.

“Effectiveness Date” means the date the Resale Registration Statement pursuant to Section 4 has been declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FDA” means the United States Food and Drug Administration.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Initial Closing” means the closing of the purchase and sale of the Initial Closing Securities on the Initial Closing Date pursuant to Section 2.1(a) of this Agreement.

“Initial Closing Date” means March 10, 2023, or such later date as may be mutually agreed by the Company and the holders of at least a majority of the Initial Closing Securities to be purchased at the Initial Closing.

“Initial Closing Securities” means the Ordinary Shares, Non-Voting Ordinary Shares and Warrants sold hereunder at the Initial Closing.

“Material Adverse Effect” means a circumstance that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, results of operations, business or properties of the Company and any subsidiary (as defined below) taken as a whole.

“Maximum Percentage” means 19.99% of the issued and outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) immediately after giving effect to the applicable purchase of Ordinary Shares if exceeding that limit would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule

“Nasdaq” means the Nasdaq Capital Market.

“Outside Date” means the third anniversary of the Effective Date.

“Pre-BLA Meeting Minutes” means the official minutes provided by the FDA to the Company for the Company’s pre-BLA (Type B) meeting with the FDA with respect to OTL-200 for the treatment of metachromatic leukodystrophy.

“Redesignated Shares” means such Ordinary Shares resulting from the redesignation of Non-Voting Ordinary Shares (including Non-Voting Ordinary Shares issuable upon exercise of the Warrants) in accordance with the Terms of Issue.

“Requisite Purchasers” means, collectively, such Purchasers holding at least a majority of the Registrable Shares outstanding from time to time.

“Resale Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act pursuant to Section 4 hereof.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” means collectively all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2021, including the exhibits thereto and documents incorporated by reference therein.

“Second Closing” means the closing of the purchase and sale of the Second Closing Securities on the Second Closing Date pursuant to Section 2.1(c) of this Agreement.

“Second Closing Date” means the date that is the fifth Trading Day following delivery of the Second Closing Notice, (or, if such date is not a Business Day in the United Kingdom, the next following Business Day) or such later date as may be mutually agreed by the Company and the holders of at least a majority of the Second Closing Securities to be purchased at the Second Closing.

“Second Closing Notice” means a notice, signed by an officer of the Company and delivered to the Purchasers, certifying that the Second Closing Trigger has occurred.

“Second Closing Purchase Price” means $8.00 per ten (10) Ordinary Shares and accompanying Warrant or $8.00 per ten (10) Non-Voting Ordinary Shares and accompanying Warrant, as applicable, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split (or sub-division), reverse share split (or consolidation) or other similar transaction.

“Second Closing Securities” means the Ordinary Shares, Non-Voting Ordinary Shares and Warrants sold hereunder at the Second Closing.

“Second Closing Trigger” means upon the later to occur of the BLA Event and the Shareholder Approval Date.

“Securities” means the Ordinary Shares, Non-Voting Ordinary Shares, Warrants and the Warrant Shares, as applicable.

“Shareholder Approval” means the approval of the Company’s shareholders required to (i) give the directors of the Company authority under s551 Companies Act 2006 required to (x) issue the Second Closing Securities and (y) permit the exercise of the Warrants and issue of the Warrant Shares on exercise of the Warrants (for which purpose the number of Warrant Shares in respect of which such authority shall be sought shall be not less than the maximum amount of Warrant Shares issuable upon exercise of the Warrants without giving effect to any limitation on exercise set forth herein, including without limitation, the Maximum Percentage (as defined in the Warrants)); and (ii) disapply pre-emption rights in respect of such authority under s570 of the Companies Act 2006.

“Shareholder Approval Date” means the date of receipt of the Shareholder Approval.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act, but shall be deemed to not include the location and/or reservation of borrowable Ordinary Shares.

“subsidiary” means any individual or entity the Company wholly owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or share capital or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Trading Day” means a day on which the ADSs are traded on Nasdaq.

“Transaction Documents” means this Agreement, the Warrants and any other documents or agreements executed and delivered to the Purchasers in connection with the transactions contemplated hereunder.

“Warrant Shares” means the Ordinary Shares and/or Non-Voting Ordinary Shares, as applicable, issuable upon exercise of the Warrants.

2.    PURCHASE AND SALE

2.1    Closings.

(a)    At the Initial Closing, upon the terms set forth herein, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, (i) the number of Ordinary Shares set forth opposite such Purchaser’s name under the heading “Number of Ordinary Shares to be Purchased at the Initial Closing” on Exhibit A hereto, (ii) the number of Non-Voting Ordinary Shares set forth opposite such Purchaser’s name under the heading “Number of Non-Voting Ordinary Shares to be Purchased at the Initial Closing” on Exhibit A hereto, and (iii) a Warrant to purchase the number of Warrant Shares set forth opposite such Purchaser’s name under the heading “Number of Warrant Shares Underlying Warrants to be Issued at the Initial Closing” on Exhibit A hereto (subject to the terms and conditions of the Warrants). The Ordinary Shares and Non-Voting Ordinary Shares will be sold at the Initial Closing in fixed combinations with the Warrants as units, with each Purchaser receiving one (1) Warrant to purchase eleven (11) Ordinary Shares or Non-Voting Ordinary Shares, as applicable, per ten (10) Ordinary Shares or Non-Voting Ordinary Shares, as applicable, purchased by such Purchaser. The purchase price per ten (10) Ordinary Shares and accompanying Warrant shall be $6.00. The purchase price per ten (10) Non-Voting Ordinary Shares and accompanying Warrant shall be $6.00.

(b)    At the Initial Closing, each Purchaser shall deliver to the Company via wire transfer of immediately available funds equal to the purchase price to be paid by such Purchaser for the Initial Closing Securities to be acquired by it as set forth opposite such Purchaser’s name under the heading “Aggregate Initial Closing Purchase Price” on Exhibit A hereto, and the Company shall deliver to each Purchaser its respective Initial Closing Securities in the amounts set forth opposite such Purchaser’s name on Exhibit A hereto, deliverable at the Initial Closing on the Initial Closing Date in accordance with Section 2.2 of this Agreement. The Initial Closing shall occur remotely via the exchange of documents on the Initial Closing Date or such other time and location as the parties shall mutually agree.

(c)    Upon the Second Closing Trigger, the Company shall promptly (and in any event within two Trading Days) deliver to each Purchaser the Second Closing Notice. Following the Company’s distribution of the Second Closing Notice, at the Second Closing (which, for the avoidance of doubt, shall occur on the Second Closing Date), the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, severally and not jointly, (i) the number of Ordinary Shares set forth opposite such Purchaser’s name under the heading “Number of Ordinary Shares to be Purchased at the Second Closing” on Exhibit A hereto, (ii) the number of Non-Voting Ordinary Shares set forth opposite such Purchaser’s name under the heading “Number of Non-Voting Ordinary Shares to be Purchased at the Second Closing” on Exhibit A hereto, and (iii) a Warrant to purchase the number of Warrant Shares set forth opposite such Purchaser’s name under the heading “Number of Warrant Shares Underlying Warrant to be Issued at the Second Closing” on Exhibit A hereto (subject to the terms and conditions of the Warrants). The sales made at the Second Closing shall be made on the terms set forth herein, provided that (i) the representations and warranties of the Company set forth in Section 3.1 hereof shall speak as of the Second Closing Date; provided, however that any such representations and warranties subject to the Shareholder Approval shall be automatically modified to give effect to such approval, and (ii) the representations and warranties of the Purchasers participating in the Second Closing set forth in Section 3.2 hereof shall speak as of the Second Closing Date. The Ordinary Shares and Non-Voting Ordinary Shares will be sold at the Second Closing in fixed combinations with the Warrants as units, with each Purchaser receiving one (1) Warrant to purchase eleven (11) Ordinary Shares or Non-Voting Ordinary Shares, as applicable, per ten (10) Ordinary Shares or Non-Voting Ordinary Shares, as applicable, purchased by such Purchaser. The purchase price per ten (10) Ordinary Shares and accompanying Warrant at the Second Closing shall be the Second Closing Purchase Price. The purchase price per ten (10) Non-Voting Ordinary Shares and accompanying Warrant at the Second Closing shall be the Second Closing Purchase Price.

(d)    At the Second Closing, each Purchaser shall deliver to the Company via wire transfer of immediately available funds equal to the purchase price to be paid by such Purchaser for the Second Closing Securities to be acquired by it as set forth opposite such Purchaser’s name under the heading “Aggregate Second Closing Purchase Price” on Exhibit A hereto, and the Company shall deliver to each Purchaser its respective Second Closing Securities in the amounts set forth opposite such Purchaser’s name on Exhibit A hereto, deliverable at the Second Closing on the Second Closing Date in accordance with Section 2.2 of this Agreement. The Second Closing shall occur on the Second Closing Date.

(e)    Notwithstanding anything to the contrary contained herein, no Purchaser shall purchase at any Closing (and any such purchase shall be null and void and treated as if never made) that number of Ordinary Shares to the extent that immediately prior to or after giving effect to such purchase, such Purchaser together with the other Attribution Parties collectively would beneficially own in excess of the Maximum Percentage immediately after giving effect to such purchase. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by the Purchaser and the other Attribution Parties shall include the number of Ordinary Shares held by the Purchaser and all other Attribution Parties plus the number of Ordinary Shares purchased at the Closing with respect to which the determination of such sentence is being made, but shall exclude the number of Ordinary Shares which would be issuable (A) at any subsequent Closing or (B) upon (i) exercise of any Warrant acquired or to be acquired by the Purchaser or any of the other Attribution Parties under this Agreement and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible securities or warrants) beneficially owned by the Purchaser or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2.2(e). For purposes of this Section 2.2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Purchaser that the Company is not representing to the Purchaser that such calculation is in compliance with Section 13(d) of the Exchange Act and the Purchaser is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.2(e) applies, the determination shall be in the sole discretion of the Purchaser, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange

Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.2(e), in determining the number of outstanding Ordinary Shares the Purchaser may purchase at any Closing without exceeding the Maximum Percentage, the Purchaser may rely on the number of outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company setting forth the number of Ordinary Shares (including Ordinary Shares represented by ADSs) outstanding. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.2(e) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 2.2(e)) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this Section 2.2(e) may not be waived. As used in this Section 2.2(e), (i) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act and (ii) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

2.2    Deliveries; Closing Conditions.

(a)    At each Closing, the Company shall deliver or cause to be delivered to each Purchaser, as applicable, the Warrants, registered in the name of the Purchaser (or its nominee in accordance with its delivery instructions), to purchase up to the number of Warrant Shares set forth opposite the name of such Purchaser under the heading “Number of Warrant Shares Underlying Warrants” on Exhibit A attached hereto (and subject to the terms and conditions of the Warrants). At each Closing, the Company shall allot and issue the relevant number Ordinary Shares and/or Non-Voting Ordinary Shares to each Purchaser (or its nominee in accordance with its delivery instructions) and procure that the Company’s registrars will update the register of members of the Company accordingly. Promptly after each Closing, the Company will deliver or cause to be delivered to each Purchaser certificate(s) representing the Ordinary Shares and Non-Voting Ordinary Shares, as applicable, purchased by such Purchaser at such Closing, registered in such Purchaser’s name (or in the name of its nominee in accordance with its delivery instructions). Unless the Company and a Purchaser otherwise mutually agree with respect to such Purchaser’s securities, such delivery shall be against payment of the purchase price therefor by such Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company’s written wire instructions delivered to such Purchaser at least one (1) Business Day prior to the Initial Closing Date and Second Closing Date, as applicable.

(b)    The respective obligations of the Company, on the one hand, and the Purchasers, on the other hand, hereunder in connection with each of the Initial Closing and the Second Closing are subject to the following conditions being met:

(i)

the accuracy in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be accurate in all respects) on the Initial Closing Date (in the case of the Initial Closing) and the Second Closing Date (in the case of the Second Closing) of the representations and warranties contained herein (unless made as of a specified date therein (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be accurate in all respects) as of such specified date) of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company);

(ii)

all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) required to be performed at or prior to the Initial Closing Date (in the case of the Initial Closing) and the Second Closing Date (in the case of the Second Closing) shall have been performed in all material respects;

(iii)	with respect to the obligations of the Purchasers, there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(iv)

with respect to the obligations of the Purchasers, the ADSs (i) shall be designated for quotation or listed on Nasdaq and (ii) shall not have been suspended, as of the Initial Closing Date (in the case of the Initial Closing) and the Second Closing Date (in the case of the Second Closing), by the Commission or Nasdaq from trading on Nasdaq nor shall suspension by the Commission or Nasdaq have been threatened, as of the Initial Closing Date (in the case of the Initial Closing) and the Second Closing Date (in the case of the Second Closing), either (a) in writing by the Commission or Nasdaq or (b) by falling below the minimum listing maintenance requirements of Nasdaq;

(v)

with respect to the obligations of the Purchasers, Purchasers shall have received a certificate of the Secretary of the Company (a “Secretary’s Certificate”), dated as of the Initial Closing Date (in the case of the Initial Closing) and the Second Closing Date (in the case of the Second Closing) in form and substance reasonably satisfactory to the Purchasers;

(vi)

with respect to the obligations of the Purchasers, Purchasers shall have received a certificate signed by the Chief Executive Officer or Chief Operating Officer of the Company (an “Officer’s Certificate”), dated as of the Initial Closing Date (in the case of the Initial Closing) and the Second Closing Date (in the case of the Second Closing) in form and substance reasonably satisfactory to the Purchasers;

(vii)	Purchasers shall have received an opinion of Goodwin Procter LLP, U.S. counsel for the Company, dated as of the Initial Closing Date, in a form reasonably satisfactory to the Purchasers;

(viii)	Purchasers shall have received an opinion of Goodwin Procter (UK) LLP, U.K. counsel for the Company, dated as of the Initial Closing Date, in a form reasonably satisfactory to the Purchasers;

(ix)

each of the Company’s executive officers and directors (in their capacities in such positions) shall enter into a lock-up agreement for a period not to exceed 90 days from the Initial Closing Date; and

(x)	with respect to the Second Closing only, the Second Closing Trigger shall have occurred.

3.    REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of the Company. Except as set forth in the SEC Reports, which disclosures serve to qualify these representations and warranties in their entirety, the Company represents and warrants to the Purchasers and the Placement Agent that the statements contained in this Section 3.1 are true and correct as of the date hereof and as of the Initial Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date, and, with respect to the Second Close Date, except for those representations and warranties that are qualified by the Shareholder Approval, which shall be automatically modified to give effective to such approval):

(a)    SEC Reports. The SEC Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the Company, there are no material outstanding or unresolved comments from the staff of the Commission with respect to any of the SEC Reports.

(b)    Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the SEC Reports comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited financial statements, which are subject to normal year-end adjustments and do not contain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules in the SEC Reports present fairly in all material respects the information required to be stated therein; and the other financial information included in the SEC Reports has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(c)    No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the SEC Reports, (i) there has not been any change in the share capital (other than the issuance of Ordinary Shares upon exercise of share options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans and certain other agreements described in the SEC Reports or otherwise publicly disclosed), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect; and (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, except in each case as otherwise disclosed in the SEC Reports.

(d)    Organization and Good Standing. The Company and each of its subsidiaries have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in the SEC Reports.

(e)    Capitalization. As of the Initial Closing Date, after giving effect to the issuance of the Securities, the issued and outstanding shares in the Company’s share capital will be no less than the issued and outstanding shares disclosed in the Company’s most recent filing with the Commission. All the outstanding shares in the share capital of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights (save for those granted under applicable law); except as described in or expressly contemplated by the SEC Reports, there are no outstanding rights (including, without limitation, pre-emptive rights (save for those granted under applicable law)), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of share capital or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the SEC Reports; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(f)    Share Options. With respect to the share options (the “Share Options”) granted pursuant to the share-based compensation plans of the Company and its subsidiaries (the “Company Share Plans”), (i) each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, (ii) each such grant was made in all material respects in accordance with the terms of the Company Share Plans, the Exchange Act and all other applicable laws, and regulatory rules or requirements, including the Nasdaq rules and (iii) each such grant or issuance was properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is not currently and has been no policy or practice of the Company of coordinating the grant of Share Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(g)    Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company and, subject to receipt of the Shareholder Approval (where applicable), the Company has full right, power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder. Subject to receipt of the Shareholder Approval (where applicable), all action required to be taken for the due and proper authorization, execution and delivery by it of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken. The Transaction Documents constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (x) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (y) as limited by equitable principles generally.

(h)    The Securities. The Ordinary Shares and Non-Voting Ordinary Shares to be issued and sold by the Company at the Initial Closing and (subject to receipt of the Shareholder Approval) the Second Closing have been duly authorized by the Company and, when such Ordinary Shares and Non-Voting Ordinary Shares are issued and delivered and paid for as provided herein, such securities will be duly and validly issued, will be fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the SEC Reports; and the issuance of the Securities is not subject to any preemptive or similar rights (save for those granted under applicable law). The entry by the Company into the Warrants has been duly authorized by the Board of Directors of the Company and, upon their execution and delivery, the Warrants will be valid and binding obligations, enforceable in accordance with their terms. Subject to receipt of the Shareholder Approval, (i) the Warrant Shares have been duly and validly authorized and reserved for issuance and, upon exercise of the Warrants in accordance with their terms, including the payment of any exercise price therefor, will be validly issued, fully paid and nonassessable and will be free and clear of all encumbrances and restrictions (other than those created by the Purchasers), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and (ii) the issuance of the Warrant Shares is not subject to any preemptive or similar rights (save for those granted under applicable law). Assuming the accuracy of the representations and warranties of each Purchaser in Section 5 hereof, and subject to receipt of the Shareholder Approval, the Warrant Shares will be issued in compliance with all applicable federal and state securities laws. Assuming the accuracy of each of the representations and warranties set forth in Section 3.2 of this Agreement, the offer and issuance by the Company of the Initial Closing Securities and the Second Closing Securities and the exercise of the Warrants as contemplated hereby is exempt from registration under the Securities Act. Neither the Company, nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(i)    No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its articles of association, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(j)    No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents, subject to receipt of the Shareholder Approval (where applicable), and except for the registration of the Securities (which may be represented by ADSs) under the Securities Act as contemplated by Section 4 hereof and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc., Nasdaq or under applicable state securities laws of the various jurisdictions in which the Securities are being offered.

(l)    Legal Proceedings. Except as described in the SEC Reports, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) current or pending or, to the knowledge of the Company, threatened Actions to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.

(m)     Independent Accountants. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(n)    Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o)    Intellectual Property. Except as described in the SEC Reports or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries own or possess adequate rights to use all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights and copyrightable works, licenses and know-how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and all other worldwide intellectual property, industrial property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing) (collectively, “Intellectual Property”) used or held for use in, or otherwise necessary for, the conduct of their respective businesses as currently conducted and as proposed to be conducted in the SEC Reports; provided that this clause (i) shall not be construed as a representation or warranty of non-infringement of Intellectual Property; (ii) the Company and its subsidiaries’ conduct of their respective businesses has not conflicted with, infringed, misappropriated or otherwise violated any Intellectual Property rights other than patent rights of any third party and, to knowledge of the Company, the Company and its subsidiaries’ conduct of their respective business has not infringed or otherwise violated any patent of any third party (it being understood that the foregoing representation and warranty is made without giving effect to any exemption under applicable law to which the Company may be entitled (e.g., 35 U.S.C. Section 271(e)(1)); (iii) the Company and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or other violation of, or conflict with, any Intellectual Property of any third party, or any written notice challenging the ownership, validity, enforceability or scope of any Intellectual Property of the Company or any of its subsidiaries; (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries has not been in conflict with, infringed, misappropriated or otherwise violated by any third party; (v) to the knowledge of the Company, all Intellectual Property of the Company and its subsidiaries is valid and enforceable; and (vi) the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property of the Company and its subsidiaries the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof and no such Intellectual Property has been disclosed other than to employees, representatives and agents of the Company or any of its subsidiaries and certain other third parties, all of whom are bound by written confidentiality agreements.

(p)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the SEC Reports and that is not so described in such documents.

(q)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(r)    Taxes. The Company and its subsidiaries have paid all federal, state, local and non-U.S. taxes and filed all tax returns required to be paid or filed through the date hereof; there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that could reasonably be expected to have a Material Adverse Effect.

(s)    Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the SEC Reports, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the SEC Reports, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where the failure to pay or file or where such revocation, modification or nonrenewal could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)    No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(u)    Certain Environmental Matters. (i) The Company and its subsidiaries (a) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (b) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (c) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the SEC Reports, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(v)    Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee

Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(w)    Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(x)    Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included in the SEC Reports fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the SEC Reports, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(y)    Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks which the Company believes are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(z)    Cybersecurity. (i)(x) Except as disclosed in the SEC Reports, to the Company’s knowledge, there has been no security breach or other compromise of any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, personal data (including the personal data relating to their respective customers, employees, suppliers, vendors maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) which would have a Material Adverse Effect and (y) the Company and its subsidiaries have not been received any claim or notice from any party that a security breach or other compromise to their IT Systems and Data may have occurred; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, published policies and contractual obligations relating to the privacy and security of IT Systems and Data, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented commercially reasonable backup and disaster recovery technology consistent with industry standards and practices. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, including Regulation (EU) 2016/679 (the General Data Protection Regulation), and all published policies and contractual obligations of the Company relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(aa)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries (in each case, in their capacity as such) has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws.

(bb)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including, where applicable, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc)    No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is itself the subject or target of comprehensive Sanctions, including Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine and the so-called Donetsk People’s Republic (DNR) and Luhansk People’s Republic (LNR) regions of Ukraine, or any other covered region of Ukraine identified pursuant to Executive Order 14065 (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that, in the case of (i)-(iii), will result in a violation by any person participating in the transaction (whether as underwriter, advisor, investor or otherwise) of Sanctions. Since the Company’s inception, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or target of Sanctions, or with any Sanctioned Country, in violation of Sanctions.

(dd)    No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ee)    No Registration Rights. Except as set forth herein, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the issuance and sale of the Securities, other than rights that have been validly waived.

(ff)    No Stabilization. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company.

(gg)    Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the SEC Reports will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(hh)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the SEC Reports has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ii)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the SEC Reports is not based on or derived from sources that are reliable and accurate in all material respects.

(jj)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk)    Status under the Securities Act. The Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(ll)    No Ratings. There are no debt securities or preferred shares issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(mm)    Preclinical Studies and Clinical Trials. (i) Except as described in the SEC Reports, the preclinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the SEC Reports, or the results of which are referred to in the SEC Reports, as applicable, were, and if still pending are, being conducted in all material respects in accordance with all applicable statutes and all applicable rules and regulations of the applicable regulatory agencies to which they are subject, including the FDA and the European Medicines Agency (collectively, the “Regulatory Authorities”) and Good Clinical Practice and Good Laboratory Practice requirements; (ii) the descriptions in the SEC Reports of the results of such studies and trials are accurate descriptions in all material respects and fairly present the data derived therefrom as of the dates given for such data in the SEC Reports; (iii) the Company has no knowledge of any other studies or trials conducted by or on behalf of the Company not described in the SEC Reports, the results of which are inconsistent with or raise substantial doubt regarding the results described or referred to in the SEC Reports; (iv) the Company and its subsidiaries have operated at all times and are currently in compliance in all respects with all applicable statutes, rules and regulations of the Regulatory Authorities, except that where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect; and (v) neither the Company nor any of its subsidiaries have received any written notices, correspondence or other written communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any preclinical studies or clinical trials that are described in the SEC Reports or the results of which are referred to in the SEC Reports, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials.

(nn)    Regulatory Filings. The Company has not failed to file with the Regulatory Authorities any required material filing, declaration, listing, registration, report or submission with respect to the Company’s product candidates that are described or referred to in the SEC Reports; all such filings, declarations, listings, registrations, reports or submissions, as applicable, were in material compliance with applicable laws when filed; and no material deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

(oo)    No Immunity. Neither the Company nor any of its subsidiaries or their properties or assets has immunity under English, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any English, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company has, pursuant to Section 6.9 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(pp)    Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of England and Wales, without reconsideration or reexamination of the merits.

(qq)    Valid Choice of Law. The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of England and Wales and will be honored by the courts of England and Wales, subject to the restrictions described under the caption “Service of process and enforcement of liabilities” in the SEC Reports. The Company has the power to submit, and pursuant to Section 6.9 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(rr)    Dividends. Except as disclosed in the SEC Reports, no approvals are currently required in the United Kingdom in order for the Company to pay dividends or other distributions declared by the Company to the holders of Ordinary Shares or Non-Voting Ordinary Shares. Under current laws and regulations of the United Kingdom and any political subdivision thereof, any amount payable with respect to the Ordinary Shares or Non-Voting Ordinary Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of the United Kingdom, and no such payments made to the holders thereof or therein who are non-residents and non-ordinary residents of the United Kingdom (and not in either case carrying on any trade, business or profession through a branch, agency or permanent establishment in the United Kingdom) will be subject to income, withholding or other taxes under current laws and regulations of the United Kingdom or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the United Kingdom or any political subdivision or taxing authority thereof or therein.

(ss)    Legality. Other than filings required to be made with the Commission, the legality, validity, enforceability or admissibility into evidence of this Agreement or the Securities in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(tt)    Legal Action. A holder of the Securities and the Placement Agent are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Securities and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in England and Wales may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(uu)    Regulation D. Assuming the accuracy of the Purchasers in Section 3.2 hereof, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers hereunder. The Company shall file a Form D with respect to the

Securities as required under Regulation D and, to the extent the Form D is not publicly available on the Commission’s EDGAR reporting system, to provide a copy thereof to each Purchaser promptly after such filing. The Company, on or before the Initial Closing Date and the Second Closing Date (but, in the case of the Second Closing Date, subject to receipt of the Shareholder Approval), as applicable, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at such Closing, pursuant to this Agreement under applicable securities or blue sky laws of the states of the United States (or to obtain an exemption from such qualification), and, if requested by a Purchaser, shall provide evidence of any material action so taken to such Purchaser on or prior to the Initial Closing Date and Second Closing Date, as applicable. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or blue sky laws of the states of the United States following each Closing.

(vv)    Transactions with Affiliates. Except as set forth in the SEC Reports, none of the officers, directors or employees of the Company or any of its subsidiaries is presently a party to any transaction with the Company or any of its subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its subsidiaries, any corporation, partnership, trust or other person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee or partner.

(ww)    Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(xx)    ADSs. At such time that the ADSs representing the Ordinary Shares and Redesignated Shares may be sold pursuant to an effective Registration Statement, in connection with sales under such Registration Statement and upon the deposit by the Purchaser of all or any portion of such Ordinary Shares and/or Redesignated Shares so sold with the Depositary or its designated custodian, the Company shall use commercially reasonable efforts to cause the Depositary to deliver to the transferee ADSs for such Ordinary Shares and/or Redesignated Shares without restrictive legends or other restrictions, pursuant to the Deposit Agreement and subject to compliance with the policies and procedures of the Depositary, and, in connection therewith, the Company shall use its commercially reasonable efforts to cause the Company’s register of shareholders to be updated to reflect the transfer of such Ordinary Shares and/or Redesignated Shares in the name of the Depositary, without restrictive legends or other restrictions.

(yy)    Brokers and Finders. Other than the Placement Agent and such other placement agents as the Company may engage in connection with the transactions contemplated by this Agreement, no person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Purchaser shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other persons for fees, in each case of the type contemplated by this Section 3.1(yy) that may be due in connection with the transactions contemplated by this Agreement.

(zz)    No Additional Agreements. The Company has no other agreements or understandings (including, without limitation, side letters) with any Purchaser to purchase Securities on terms more favorable to such Purchaser than as set forth herein.

The Company’s representations set forth herein shall survive each Closing.

3.2    Representations, Warranties and Covenants of the Purchasers. Each Purchaser, severally and not jointly, for itself and for no other Purchaser, hereby represents, warrants and covenants to the Company and the Placement Agent as of the Initial Closing Date and as of the Second Closing Date:

(a)    Purchaser represents and warrants that: (i) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Securities and to carry out and perform all of the Purchaser’s obligations under this Agreement; and (ii) this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (x) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (y) as limited by equitable principles generally.

(b)    At the time such Purchaser was offered the Securities, it was, and as of the date hereof is: (i) either (A) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act, or (B) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, (ii) an Institutional Account as defined in Financial Industry Regulatory Authority Rule 4512(c), and (iii) a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including such Purchaser’s participation in the transactions contemplated by this Agreement. Such Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities and participation in the transactions contemplated by this Agreement (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound and (v) are a fit, proper and suitable investment for such Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Securities. Such Purchaser is able to bear the substantial risks associated with its purchase of the Securities, including but not limited to loss of its entire investment therein.

(c)    Each Purchaser is purchasing the Securities for such Purchaser’s own account, for investment purposes only, and not with a present view to, or for, resale or distribution thereof, in whole or in part, within the meaning of the Securities Act. Each Purchaser understands that its acquisition of the Securities has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of each Purchaser’s investment intent as expressed herein. Each Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Securities except in compliance with the Securities Act and the rules and regulations promulgated thereunder.

(d)    Each Purchaser represents and acknowledges that such Purchaser has not been solicited to offer to purchase or to purchase any Securities by means of any general solicitation or advertising within the meaning of Regulation D under the Securities Act.

(e)    Each Purchaser represents that such Purchaser is not a person of the type described in Section 506(d) of Regulation D under the Securities Act that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D under the Securities Act.

(f)    Each Purchaser understands that the Securities are being offered and sold to such Purchaser in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and each Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of each Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of each Purchaser to acquire the Securities. Each Purchaser further acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

(g)    Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors and made such investigations as the Purchaser, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Securities and the Purchaser has not relied on the business, legal, tax or investment advice of the Placement Agent or any of its agents, counsel or affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to the Purchaser in connection with the transactions contemplated herein.

(h)    As of the Initial Closing Date, Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any purchases or sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) since the time that such Purchaser was first contacted by the Company, the Placement Agent or any other person regarding the transactions contemplated hereby. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets, this Section 3.2(h) shall apply only with respect to the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Each Purchaser covenants that neither such Purchaser nor any person acting on such Purchaser’s behalf or pursuant to any understanding with such Purchaser will engage in any purchases or sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) prior to the time that all material nonpublic information disclosed to such Purchaser is publicly disclosed. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets, this representation shall only apply with respect to the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

(i)    Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement.

(j)    Purchaser will hold in confidence all information concerning this Agreement and the sale and issuance of the Securities until the Company has made a public announcement concerning this Agreement and the sale and issuance of the Securities, which shall be made not later than 9:00 am New York time on the first Trading Day immediately after the signing of this Agreement.

(k)    Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(l)    Legend.

(i)

Each Purchaser understands that the Securities shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.”

(ii)

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge, but Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure. Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party.

(iii)

Following the date the Resale Registration Statement is declared effective, upon request by a Purchaser the Company shall provide or cause its legal counsel to provide to the Depositary and/or the Company’s registrar one or more opinions regarding the removal of legends in connection with sales or other permitted dispositions by such Purchaser pursuant to the effective Resale Registration Statement. If a legend removal request is made pursuant to the foregoing, the Company will use commercially reasonable efforts to, no later than two Business Days following (i) the delivery by a Purchaser to the Company’s registrar of a legended certificate representing such Ordinary Shares (including Redesignated Shares) (or a request for legend removal, in the case of shares issued in book-entry form) and (ii) receipt of notice of the sale or other permitted disposition pursuant to the Resale Registration Statement in accordance with the plan of distribution described therein, deliver or cause to be delivered to such Purchaser a certificate representing such Ordinary Shares that is free from all restrictive legends or an equivalent book-entry position, as requested by the Purchaser; provided that the Company and/or its Depositary or registrar has timely received from the Purchaser a seller representation letter regarding such disposition in a form reasonably satisfactory to the Company, its Depositary and the Company’s registrar. In addition, either (x) any time after the holding period specified in Rule 144(d)(1)(ii) has been satisfied (irrespective of whether the Company has been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for a period of at least 90 days immediately before the sale), or (y) in connection with any sale, assignment, transfer or other disposition of Ordinary Shares (including Redesignated Shares) by a Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Purchaser acquires shares that need not bear any restrictive legends and upon compliance by the Purchaser with the requirements of this Agreement, if requested by a Purchaser, the Company shall use commercially reasonable efforts to provide or cause its legal counsel to provide to the Depositary and/or the Company’s registrar one or more opinions or authorizations regarding the removal of legends in reliance of such rule. If a legend removal request is made pursuant to the foregoing, the Company will, no later than two Business Days following the delivery by a Purchaser to the Company’s registrar of a legended certificate representing such Ordinary Shares (including Redesignated Shares) (or a request for legend removal, in the case of Ordinary Shares issued in book-entry form), deliver or cause to be delivered to such Purchaser a certificate representing such Ordinary Shares that is free from all restrictive legends or an equivalent book-entry position, as requested by the Purchaser; provided that the Company and/or its Depositary or registrar has timely received from the Purchaser representations and other documentation reasonably acceptable to the Company, its Depositary and the

Company’s registrar in connection therewith, which documentation may, if requested by the Company, include an opinion of Purchaser’s counsel reasonably satisfactory to the Company that such transfer may lawfully be made without registration under the Securities Act and that the Ordinary Shares delivered to the transferee need not bear any restrictive legends. In connection with sales or other permitted dispositions of Ordinary Shares (including Redesignated Shares) by a Purchaser in which the legends on such Ordinary Shares are removed as provided herein, if requested by the Purchaser, upon exchange of such Ordinary Shares for ADSs, certificates for ADSs free from all restrictive legends may be transmitted by the Depositary to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) as directed by such Purchaser in writing to permit the Purchaser to deliver such ADSs to its transferee. Each Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 3.2(l)(iii) is predicated upon the Company’s reliance that such Purchaser will exchange such Ordinary Shares (including Redesignated Shares) for ADSs and sell any such ADSs pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(m)    If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities, including upon the exchange of such Securities to ADSs. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(n)    During the period from the Effective Date until the later of the Shareholder Approval Date or the Outside Date, in any vote of shareholders of the Company, each Purchaser covenants to the Company, severally and not jointly with any other Purchasers, to vote with respect to all Ordinary Shares (including Ordinary Shares represented by ADSs) and other voting securities of the Company held of record or with respect to which they are entitled to vote, in favor of any proposal seeking the Shareholder Approval. Each Purchaser hereby irrevocably appoints the Company and any individuals designated by the Company, and each of them individually, as the attorneys, agents and proxies, with full power of substitution and re-substitution in each of them, for such Purchaser, and in the name, place and stead of such Purchaser, to vote (or cause to be voted) in favor of any proposal seeking the Shareholder Approval, with respect to all Ordinary Shares (including Ordinary Shares represented by ADSs) and other voting securities of the Company held of record by such Purchaser or with respect to which such Purchaser is or may be entitled to vote at any meeting of the Company held after the date hereof, whether general or extraordinary and whether or not an adjourned meeting (the “Irrevocable Proxy”). This Irrevocable Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of each Purchaser and shall not be terminated by operation of law upon the occurrence of any event. This Irrevocable Proxy shall operate to revoke and render void any proxy as to the Ordinary Shares (including Ordinary Shares represented by ADSs) or any other voting securities of the Company previously granted by each Purchaser. Notwithstanding the foregoing, the Irrevocable Proxy shall be effective if, at any general or extraordinary meeting of the shareholders of the Company and at any adjournments or postponements of any such meetings, such Purchaser (A) fails to appear or otherwise fails to cause any Ordinary Shares (including Ordinary Shares represented by ADSs) or other voting securities of the Company which such Purchaser holds of record or may be entitled to vote to be counted as present for purposes of calculating a quorum, or (B) fails to vote any Ordinary Shares (including Ordinary Shares represented by ADSs) or other voting securities of the Company in accordance with this Section 3.2(n), in each case at least ten (10) days prior to the date of such shareholders’ meeting. This Irrevocable Proxy shall terminate on the later of the Shareholder Approval Date or the Outside Date. The covenant contained in this Section 3.2(n) may be enforced solely by the Company and not the other third parties.

4.    REGISTRATION RIGHTS

4.1    Definitions. For the purpose of this Section 4:

(a)    the term “Resale Registration Statement” shall mean any registration statement required to be filed by Section 4.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and

(b)    the term “Registrable Shares” means the (i) Ordinary Shares issued and sold hereunder, which may be represented by ADSs, (ii) Redesignated Shares, which may be represented by ADSs, (iii) Ordinary Shares issuable upon exercise of the Warrants issued and sold hereunder, which may be represented by ADSs and (iv) any Ordinary Shares issued as a dividend or other distribution with respect to, in exchange for, or in replacement of the Ordinary Shares, Redesignated Shares or the Warrant Shares, which may be represented by ADSs; provided, however, that a security shall cease to be a Registrable Share upon the earliest to occur of the following: (i) a Resale Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Resale Registration Statement, (ii) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company, (iii) such security is eligible to be sold pursuant to Rule 144 without condition or restriction, including without any limitation as to volume of sales, and without the holder complying with any method of sale requirements or notice requirements under Rule 144, and without the requirement to be in compliance with Rule 144(c)(1), or (iv) such security shall cease to be outstanding following its issuance.

4.2    Registration Procedures and Expenses. The Company shall:

(a)    use its reasonable best efforts to file a Resale Registration Statement (the “Mandatory Registration Statement”) with the Commission on or before the date 60 days following the earliest of (i) the Second Closing Date, (ii) the Outside Date and (iii) the date, if any, on which the Company determines not to proceed with the BLA Submission (the “Filing Date”) to register all of the Registrable Shares under the Securities Act (providing for registration of such Registrable Shares under Commission Rule 415), and to provide each Purchaser with a copy of such draft Mandatory Registration Statement for review not less than two Business Days before filing. The Mandatory Registration Statement referred to herein shall be on Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Shares hereunder, the Company shall (i) register the resale of the Registrable Shares on such other form as is available to the Company in accordance with the Securities Act and the rules promulgated thereunder and the Company shall undertake to register the Registrable Shares on Form S-3 as soon as practicable following the availability of such form, provided that the Company shall use its reasonable best efforts to maintain the effectiveness of the Resale Registration Statement then in effect until such time as a registration statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(b)    use its reasonable best efforts to cause such Mandatory Registration Statement to be declared effective within (i) 90 days following the Filing Date (or, in the event the Staff reviews and has written comments to the Mandatory Registration Statement, within 150 days following the Second Closing Date or, if earlier, 150 days following the Outside Date) (the “Effectiveness Deadline”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of such Mandatory Registration Statement (for purposes of clarification, any failure by the Company to file the Resale Registration Statement by the Filing Date or to effect such Resale Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Resale Registration Statement as set forth above in this Section 4);

(c)    notwithstanding anything contained in this Agreement to the contrary, in the event that the Commission limits the amount of Registrable Shares or otherwise requires a reduction in the number of Registrable Shares that may be included and sold by the Purchasers in the Mandatory Registration Statement (in each case, subject to Section 4.3), then the Company shall prepare and file within 10 Business Days of the first date or time that such excluded Registrable Shares may then be included in a Resale Registration Statement if the Commission shall have notified the Company that certain Registrable Shares were not eligible for inclusion in the Resale Registration Statement (the “Additional Filing Date”), a Resale Registration Statement (any such Resale Registration Statement registering such excluded Registrable Shares, an “Additional Registration Statement”) to register any Registrable Shares that have been excluded (or, if applicable, the maximum number of such excluded Registrable Shares that the Company is permitted to register for resale on such Additional Registration Statement consistent with Commission guidance) from being registered on the Mandatory Registration Statement;

(d)    use its reasonable best efforts to cause any such Additional Registration Statement to be declared effective as promptly as practicable following the Additional Filing Date, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of any such Additional Registration Statement;

(e)    prepare and file with the Commission such amendments and supplements to such Resale Registration Statements and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statements continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 4.6 below, subject to the Company’s right to suspend pursuant to Section 4.5;

(f)    furnish to the Purchasers such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;

(g)    file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Purchasers and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of the Resale Registration Statements; provided, however, that the Company shall not be required in connection with this Section 4.2(g) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(h)    upon notification by the Commission that that the Resale Registration Statement has been declared effective by the Commission, the Company shall file the final prospectus under Rule 424 of the Securities Act (“Rule 424”) within the applicable time period prescribed by Rule 424;

(i)    advise the Purchasers as expeditiously as possible, but in any event within five (5) Business Days:

(i)	of the effectiveness of the Resale Registration Statement or any post-effective amendments thereto;

(ii)	of any request by the Commission for amendments to the Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;

(iii)

of the issuance by the Commission of any stop order suspending the effectiveness of the Resale Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

(iv)

of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the prospectus in order to make the statements therein not misleading; and

(j)    bear all expenses in connection with the procedures in paragraphs (a) through (k) of this Section 4.2 and the registration of the Registrable Shares on such Resale Registration Statement and the satisfaction of the blue sky laws of such states.

(k) Each Purchaser agrees to furnish to the Company upon request a completed selling shareholder questionnaire in customary form that contains such information regarding Purchaser and the securities of the Company held by Purchaser as shall be reasonably requested by the Company to effect the registration of the Registrable Shares. A Purchaser shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Resale Registration Statement. The Company shall not be required to include any Registrable Shares in the Resale Registration Statement for any Purchaser that has not provided such questionnaire. Each Purchaser, by its acceptance of the Registrable Shares agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Resale Registration Statement hereunder.

4.3    Rule 415; Cutback.

If at any time the staff of the Commission (“Staff”) takes the position that the offering of some or all of the Registrable Shares in a Registration Statement is a primary offering or not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Purchaser to be named as an “underwriter,” the Company shall use its reasonable best efforts to persuade the Commission its reasonable position that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 (a “Constructive Primary Offering”) and that none of the Purchasers is an “underwriter;” provided, that if the Commission or another regulatory agency requests that a Purchaser be identified as a statutory underwriter in the Registration Statement, Purchaser will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 4.3, the Staff refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser. Any cutback imposed on the Purchasers pursuant to this Section 4.3 shall be allocated among the Purchasers on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Requisite Purchasers otherwise agree. The parties agree that the Company’s delay or failure to have a Registration Statement initially declared effective due to the Commission taking the position that the offering is a Constructive Primary Offering shall not be a breach of any provision of this Agreement and no liquidated damages shall accrue as to any Cut Back Shares. From and after such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date” of such Cut Back Shares), all of the provisions of this Section 4 shall again be applicable to such Cut Back Shares; provided, however, that (x) the Filing Deadline for the Registration Statement including such Cut Back Shares shall be 10 Business Days after such Restriction Termination Date, and (y) the Effectiveness Deadline with respect to such Cut Back Shares shall be the 90th day immediately after the Restriction Termination Date or the 120th day if the Staff reviews such Registration Statement (but in any event no later than three Business Days from the Staff indicating it has no further comments on such Registration Statement).

4.4    Indemnification.

(a) The Company agrees to indemnify and hold harmless the Purchasers, and the partners, members, officers and directors of the Purchasers and each person, if any, who controls the Purchasers within the meaning of the Securities Act or the Exchange Act, notwithstanding any termination of this Agreement, from and against any losses, claims, damages or liabilities to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (collectively, “Loss”) (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by the Company or any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any material failure by the Company to fulfill any undertaking included in the Resale Registration Statement and the Company shall reimburse the Purchasers, and their partners, members, officers, directors or controlling persons for any legal or other documented expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable to any Purchaser in any such case to the extent that such Loss arises out of, or is based upon: (i) an untrue statement or omission or alleged untrue statement or omission made in such Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein; or (ii) any material breach of this Agreement by such Purchaser; provided further, however, that the Company shall not be liable to any Purchaser (or any partner, member, officer, director or controlling person of such Purchaser) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) such Purchaser failed to send or deliver a copy of the final prospectus with or prior to, or such Purchaser failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by such Purchaser to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the Commission, in accordance with Rule 172 of the Securities Act, such Purchaser thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or such Purchaser fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by such Purchaser to the person asserting the claim from which such Loss resulted or (iii) such Purchaser sold Registrable Shares in violation of such Purchasers’ covenants contained in Section 3.2 of this Agreement.

(b) Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Resale Registration Statement and each director of the Company), notwithstanding any termination of this Agreement, from and against any Loss to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such Loss (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of this Agreement by such Purchaser or untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser expressly for use therein, and such Purchaser, severally and not jointly, will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 4.4(b) be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of such Registrable Shares.

(c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(d) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

(e) If the indemnification provided for in this Section 4.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares.

4.5    Prospectus Suspension. Each Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to the Resale Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Each Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchasers notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchasers notice that the Purchasers may thereafter effect sales pursuant to said prospectus (but may, for the avoidance of doubt, sell pursuant to Rule 144 to the extent then permitted under applicable law); provided, that such suspension periods shall in no event exceed a total of 30 days in any 12 month period (an “Allowed Delay”) and that, in the good faith judgment of the Company’s Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect upon the Company or its shareholders.

Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets, this covenant shall only apply with respect to the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.6    Termination of Obligations. The obligations of the Company pursuant to Section 4.2 hereof shall cease and terminate, with respect to any Registrable Shares, upon the earlier to occur of (a) such time such Registrable Shares have been resold, or (b) such time as such Registrable Shares no longer remain Registrable Shares pursuant to Section 4.1(b) hereof.

4.7    Reporting Requirements.

(a) With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Securities to the public without registration or pursuant to a registration statement on Form S-3, for a period of twelve (12) months from the date of each Closing, the Company agrees to:

(i)	make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)	file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii)

so long as a Purchaser owns Registrable Shares, to furnish to such Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to Commission Form S-3 and (B) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144.

4.8    Blue Sky. The Company shall obtain and maintain all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of Registrable Shares.

5.    OTHER AGREEMENTS OF THE PARTIES

5.1 Integration. Except as contemplated by the terms of this Agreement, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities such that the rules of Nasdaq would require shareholder approval of this transaction prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

5.2    Securities Laws Disclosure; Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Purchasers without the prior written consent of the Company (in the case of a release or announcement by the Purchasers) or the Requisite Purchasers (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Purchasers, as the case may be, shall allow the Purchasers or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. The Company shall: (a) by 9:00 a.m. (New York City time) on the Business Day following the execution and delivery of this Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby which shall have been previously reviewed by counsel for the Placement Agent (the “Press Release”), and (b) by 5:30 p.m. (New York City time) on the fourth Trading Day following the date hereof, file one or more Current Reports on Form 8-K disclosing the material terms of the transactions contemplated hereby and any other material nonpublic information disclosed to the Purchasers which shall have been previously reviewed by counsel for the Placement Agent. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby except as may be reviewed and approved by the Company and counsel to the Placement Agent; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure as is required by applicable law and regulations; provided, further, that no such press release or other public statement shall identify any Purchaser without such Purchaser’s prior consent.

5.3    Reservation of Shares. Subject to receipt of the Shareholder Approval in respect of the Second Closing Securities and the Warrant Shares, as of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights (save for those granted under applicable law), a sufficient number of Ordinary Shares and Non-Voting Ordinary Shares for the purpose of enabling the Company to issue the Securities.

5.4    Insufficient Authorized Shares. The Purchasers acknowledge and agree that the Company currently does not have sufficient authority for the purpose of issuing all of the Warrant Shares upon the exercise of the Warrants and allotting and issuing the Ordinary Shares and Non-Voting Ordinary Shares at the Second Closing. The Purchasers further acknowledge and agree that the Warrants shall not become exercisable prior to the Shareholder Approval Date. Therefore, no later than one hundred twenty (120) days (or one hundred eighty (180) days if the proxy statement described below is reviewed by the Commission) following the Initial Closing (the “Shareholder Meeting Deadline”), the Company shall hold a meeting of its shareholders in order to seek the Shareholder Approval. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit its shareholders’ approval of such allotment authority and shall include (in the notice of the meeting) a unanimous recommendation of the Board of Directors that the Company’s shareholders vote in favor of the Shareholder Approval and shall procure that such recommendation is not withdrawn or modified but subject all times to the directors of the Company determining, acting in good faith, that such recommendation cannot be made or must be withdrawn or modified in order to comply with their fiduciary duties as directors of the Company or applicable law. If, despite the Company’s reasonable best efforts, Shareholder Approval is not obtained by the Shareholder Meeting Deadline, the Company shall cause an additional shareholder meeting to be held every one hundred eighty (180) calendar days thereafter until Shareholder Approval is obtained; provided that the obligations of the Company under this Section 5.4 shall terminate after three shareholder meetings seeking the Shareholder Approval and in any event on the Outside Date.

5.5    Exculpation. Each Purchaser (for itself and for each account for which it is acquiring the Securities) has carefully reviewed any disclosure documents used in the transactions contemplated hereby and has been furnished with all other materials that it considers relevant to an investment in the Securities, has had a full opportunity to ask questions of and receive answers from the Company or any person or persons acting on behalf of the Company concerning the terms and conditions of the transactions contemplated hereby. Each Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, including, without limitation, Guggenheim Securities, LLC, except for the statements, representations and warranties contain in the Agreement. Guggenheim Securities, LLC shall be a third-party beneficiary of, and shall be entitled to rely on, the representations and warranties described in this Section 5.5.

5.6    PFIC Reporting. Following the Closing, the Company shall make an annual determination whether the Company will be classified as a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code (a “PFIC”) and promptly inform the Purchasers of such determination, provided that each Purchaser will be deemed to be so informed pursuant to this Section 5.6 if the Company includes such determination on its website or in its Annual Report on Form 10-K or other public filing with the Commission. Based on the current and expected composition of the Company’s income and assets and the value of the Company’s assets, the Company believes that it was a PFIC for U.S. federal income tax purposes for its taxable year ended December 31, 2022. The Company shall promptly provide to the Purchasers any information that the Purchasers reasonably request in order for the Purchasers to (i) verify the determinations made pursuant to this Section 5.6 in connection with an audit or otherwise, (ii) comply with their federal, state, or local tax return filing and information reporting obligations and (iii) make and maintain a “qualified electing fund” election (as defined in the Internal Revenue Code) with respect to the Company as a result of the Company being classified as a PFIC, provided that the Company may provide such information on its website (www.orchard-tx.com).

6.    MISCELLANEOUS

6.1    Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Initial Closing has not been consummated within ten calendar days from the Effective Date through no fault of such Purchaser; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties), and, upon such termination pursuant to this Section 6.1, any purchase price wired to the Company by a Purchaser shall be promptly returned to the Purchaser, but in no event later than the second Trading Day following such termination.

6.2    Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary and except that the Company has agreed to reimburse the lead investor in the transactions contemplated by this Agreement for up to a certain amount of its reasonable legal fees at the time of execution of this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Purchaser shall pay any stamp taxes and other taxes and duties (including for the avoidance of doubt any United Kingdom stamp duty or stamp duty reserve tax) (“Transfer Taxes”), payable in connection with (i) the issuance and delivery of the Securities to the Purchasers or to the Depositary (or to a custodian acting as the nominee of the Depositary), (ii) the redesignation of any Non-Voting Ordinary Shares, or (iii) the exchange of any of the Ordinary Shares, and Warrant Shares (including, for the avoidance of doubt, any Redesignated Shares) for ADSs (including in circumstances where such Ordinary Shares or Warrant Shares (or any Redesignated Shares) are transferred to the Depositary (or to a custodian acting as the nominee of the Depositary)) and shall indemnify the Company against any liability for or in respect of any Transfer Taxes and any interest or penalties in respect thereof, that the Company may incur upon or in connection with the exchange of any Ordinary Shares (including, for the avoidance of doubt, any Redesignated Shares) or Warrant Shares to ADSs (including, for the avoidance of doubt, where the Company is liable to the Depositary to pay any such stamp taxes or other taxes or duties or any amount in respect thereof). Notwithstanding the generality of the foregoing and without prejudice to the liabilities of the Purchaser therein, the Company will, at the Company’s sole cost, as soon as reasonably practicable following Closing, submit a non-statutory clearance to His Majesty’s Revenue and Customs seeking confirmation that the transfer of any Ordinary Shares (including any Redesignated Shares) to the Depositary (or to a custodian acting as the nominee of the Depositary) will not attract United Kingdom stamp duty or stamp duty reserve tax. The Company shall provide a draft of such clearance application to the lead investor in the transactions contemplated by this Agreement and to the Depositary within reasonable time in advance of submission (and in any event no later than 10 Business Days before such submission) and will incorporate its reasonable comments on the same, (provided such comments are received by the Company within 5 Business Days of receipt by the lead investor or if later no later than 2 Business Days prior to submission). In the event that further drafts of the clearance application are produced, the Company shall circulate such drafts to the lead investor in the transactions contemplated by this Agreement and to the Depositary for their review and shall incorporate its reasonable comments on the same, (provided that such reasonable comments are received by the Company no later than 2 Business Days in advance of submission). For the avoidance of doubt, any Transfer Taxes and any interest and penalties in respect thereof, if applicable, will be payable by the Purchaser. If requested by any Purchaser, and subject to such Purchaser indemnifying the Company to its reasonable satisfaction against any Transfer Taxes and any interest and penalties payable in respect of any shares in the Company acquired, held or delivered to a depository by such Purchaser prior to the date of this Agreement (including, for the avoidance of doubt, where the Company is liable to a depository to pay any such stamp taxes or other taxes or duties or any amount in respect thereof), the Company shall use commercially reasonable efforts to request that any non-statutory clearance referred to in this Section 6.2 shall also cover and/or be sought in respect of any shares in the Company held by such Purchaser prior to the date of this Agreement.

6.3    Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective upon actual receipt via mail, courier or confirmed email by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.5    Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by (a) the Company and (b) the Requisite Purchasers, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). The Purchasers may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (other than by merger).

6.8    Third-Party Beneficiaries. The Placement Agent shall be the third-party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations, warranties and covenants of the Purchasers in Section 3.2 of this Agreement. This Agreement is intended for the benefit of the parties hereto and the Placement Agent and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in Section 4.4 and this Section 6.8.

6.9    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.10    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and

Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.11    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.12    Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.13    Replacement of Shares. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

6.14    Remedies. The Company and each Purchaser shall be entitled to exercise all rights provided herein or granted by law, including recovery of damages, for any breach of the Transaction Documents.

6.15    Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

6.16    Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

6.17    WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ORCHARD THERAPEUTICS plc

By:	/s/ Frank Thomas
Name:	Frank Thomas
Title:	President and Chief Operating Officer

Address for notice:

Orchard Therapeutics plc
245 Hammersmith Road
London W6 8PW
United Kingdom
Attention: Christopher York, Executive Director, Head of Legal & Company Secretary

With copies (that shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: Michael H. Bison
Benjamin K. Marsh
Catherine Magazu

[Signature Page to Securities Purchase Agreement of Orchard Therapeutics plc]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER

[●]

By:
Name:
Title:

Address for notice:

Instructions for delivery of Ordinary Shares:

[Signature Page to Securities Purchase Agreement of Orchard Therapeutics plc]

Exhibit A

INITIAL CLOSING SCHEDULE

SECOND CLOSING SCHEDULE

Exhibit B

ORCHARD THERAPEUTICS PLC (THE “COMPANY”)

TERMS OF ISSUE OF NON-VOTING ORDINARY SHARES

1.    The Non-Voting Ordinary Shares of the Company shall have the same rights and restrictions as the Company’s Ordinary Shares and shall otherwise rank pari passu in all respects with the Ordinary Shares and a holder of Non-Voting Ordinary Shares shall be subject to the same obligations and liabilities as a holder of Ordinary Shares save as set out below:

a.    a holder of the Non-Voting Ordinary Shares shall, in relation to the Non-Voting Ordinary Shares held by such holder, have no right to receive notice of, or to attend or vote at, any general meeting of shareholders (save in relation to a variation of class rights of the Non-Voting Ordinary Shares);

b.    the Non-Voting Ordinary Shares shall be non-transferrable; and

c.    the Non-Voting Ordinary Shares may be redesignated as Ordinary Shares by the Board of Directors of the Company, or a duly authorized representative thereof, only upon receipt of a Notice (as defined here) and otherwise subject to the terms and conditions set out in this document.

2.    A holder of the Non-Voting Ordinary Shares may elect to have some or all of such holder’s Non-Voting Ordinary Shares redesignated as Ordinary Shares by providing a written notice (“Notice”) in a form reasonably acceptable to the Company, specifying the number of Non-Voting Ordinary Shares it wishes to have redesignated as Ordinary Shares.

3.    Following the delivery of the Notice and subject to Section 4 below, the relevant Non-Voting Ordinary Shares shall be redesignated as Ordinary Shares by the Board, or a duly authorized representative thereof:

a.    within three Business Days of the Notice if the holder provides the Company with confirmation in writing in a form reasonably satisfactory to the Company (the “Confirmation”) that, immediately following the redesignation, such holder (together with its Affiliates and any other Persons acting as a group together) would beneficially own (as defined in the Exchange Act) no more than 9.99% of the Ordinary Shares outstanding (including any Ordinary Shares represented by American Depositary Shares (“ADSs”)) (the “Maximum Percentage”); or

b.    no earlier than 61 calendar days after the Notice if the holder does not or is unable to provide such Confirmation.

4.    Notwithstanding anything to the contrary contained herein, the Company shall not effect the redesignation of any Non-Voting Ordinary Shares, and the holder shall not have the right to redesignate any Non-Voting Ordinary Shares, pursuant to these Terms of Issue and any such redesignation shall be null and void and treated as if never made, to the extent that immediately prior to or after giving effect to such redesignation, the holder together with the other Attribution Parties (as defined below) collectively would beneficially own in excess of the Maximum Percentage of the number of Ordinary Shares (including Ordinary Shares represented by ADSs) outstanding immediately after giving effect to such redesignation. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by the holder and the other Attribution Parties shall include the number of Ordinary Shares held by the holder and all other Attribution Parties plus the number of Ordinary Shares issuable upon redesignation of Non-Voting Ordinary Shares held by the holder with respect to which the determination of such sentence is being made, but shall exclude the number of Ordinary Shares and Non-Voting Ordinary Shares which would be issuable upon (A) redesignation of the remaining portion of Non-Voting Ordinary Shares beneficially owned by the holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible securities or warrants) beneficially owned by the holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4. For purposes of this Section 4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the holder that the Company is not representing to the holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 4 applies, the determination of whether any Non-Voting Ordinary Shares may be redesignated (in relation to other securities owned by the holder together with any Affiliates and Attribution Parties) and how many Non-Voting Ordinary Shares may be redesignated shall be in the sole discretion of the holder, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of these Terms of Issue, in determining the number of outstanding Ordinary Shares the holder may acquire upon redesignation of Non-Voting Ordinary Shares without exceeding the Maximum Percentage, the holder may rely on the number of outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the United States Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company setting forth the number of Ordinary Shares (including Ordinary Shares represented by ADSs) outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice from the holder at a time when the actual number of outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) is less than the Reported Outstanding Share Number, the Company shall (i) notify the holder in writing of the number of Ordinary Shares (including Ordinary Shares represented by ADSs) then outstanding and, to the extent that such Notice would otherwise cause the holder’s beneficial ownership, as determined pursuant to this Section 4, to exceed the Maximum Percentage, the holder must notify the Company of a reduced number of Non-Voting Ordinary Shares to be redesignated pursuant to such Notice. For any reason at any time, upon the written or oral request of the holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the holder the number of Ordinary Shares (including Ordinary Shares represented by ADSs) then outstanding. In any case, the number of outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) shall be determined after giving effect to the conversion or exercise of securities of the Company by the holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Ordinary Shares to the holder upon redesignation of the holder’s Non-Voting Ordinary Shares results in the holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the holder may from time to time increase or decrease the Maximum Percentage to any other percentage (not in excess of 19.99% of the issued and outstanding Ordinary Shares (including Ordinary Shares represented by ADSs) immediately after giving effect to the issuance of the Ordinary Shares issuable upon redesignation of the holder’s Non-Voting Ordinary Shares if exceeding that limit would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule) as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the holder and the other Attribution Parties and not to any other holder of Non-Voting Ordinary Shares that is not an Attribution Party of the holder, and (iii) no such decrease shall affect the validity of any prior redesignation of Non-Voting Ordinary Shares by the holder or any Attribution Party. For purposes of clarity, the Ordinary Shares issuable pursuant to these Terms of Issue in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the holder for any purpose including for purposes of Section 13(d) of the Exchange Act or Rule 16a-1(a)(1) promulgated under the Exchange Act. No prior inability to redesignate Non-Voting Ordinary Shares pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of redesignation. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4 to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of Non-Voting Ordinary Shares.

5.    Upon the redesignation of the Non-Voting Ordinary Shares to Ordinary Shares, such Ordinary Shares shall rank pari passu with the other Ordinary Shares of the Company in all respects.

6.    A holder of Non-Voting Ordinary Shares (or of Ordinary Shares following a redesignation of Non-Voting Ordinary Shares pursuant to these Terms of Issue) shall pay, reimburse or indemnify (as appropriate) the Company for any amounts in respect of UK stamp duty or stamp duty reserve tax incurred or payable by the Company in connection with the deposit of such shares with the Company’s depositary and the exchange of such shares for ADSs.

7.    As used in this Terms of Issue, the following terms shall have the following meanings:

a.    “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

b.    “Attribution Parties” means, collectively, the following Persons and entities: (i) any direct or indirect Affiliates of the holder, (ii) any Person acting or who could be deemed to be acting as a group together with the holder or any of the foregoing and (iii) any other Persons whose beneficial ownership of the Company’s Ordinary Shares would or could be aggregated with the holder’s and the other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the holder and all other Attribution Parties to the Maximum Percentage.

c.    “Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York or London, United Kingdom are authorized or required by law or regulation to close.

d.    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

e.    “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

Terms used in this Terms of Issue shall have the meaning ascribed to them in the Articles of Association of the Company in force from time to time save to the extent defined herein.

Exhibit C

FORM OF WARRANT